UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2004

Dex Media, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-32249	14-1855759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

198 Inverness Drive West Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 784-2900

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signature

Section 7 — Regulation FD.

Item 7.01 Regulation FD Disclosure.

On December 2, 2004 Dex Media, Inc. announced that three members of the sales and marketing organization will move laterally into new leadership positions.

Kristine Shaw, currently one of two regional senior vice presidents of Sales, will now serve as senior vice president of a newly-created Field Marketing organization. The organization will be responsible for local analytics and decision-making, based on differentiated customer, competitive and market needs.

Linda Martin, currently a senior vice president of Sales, will have sole responsibility for the company’s sales organization, which includes approximately 1,000 sales people.

Corporate Marketing, responsible for traditional marketing functions, will be led by Maggie Le Beau, senior vice president of Marketing. The group, whose responsibilities include the company’s Internet and digital initiatives, will continue to accelerate product and pricing innovation.

All three senior vice presidents will continue to report to Chief Operating Officer Marilyn Neal.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Dex Media, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 2, 2004
DEX MEDIA, INC.
	By:	/s/ ROBERT M. NEUMEISTER, JR.
Robert M. Neumeister, Jr.
Chief Financial Officer and Executive Vice President